UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                             ---------------------

                                   FORM 8-K

                                CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

              Date of Report (Date of earliest event reported):
                       April 18, 2007 (April 16, 2007)

                           Eagle Bulk Shipping Inc.
            (Exact Name of Registrant as Specified in its Charter)


Marshall Islands               000-51366                       98-0453513
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(State or Other              (Commission                    (I.R.S. Employer
Jurisdiction of               File Number)                  Identification No.)
Incorporation)

      477 Park Avenue
     New York, New York                                          10022
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(Address of Principal Executive Offices)                      (Zip Code)

                                (212) 785-2500
             (Registrant's telephone number, including area code)

                                     None
         (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 5.02 Departure of Directors of Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain
Officers.

     (b) On April 16, 2007, each of Michael B. Goldberg and Frank J. Loverro resigned from the board of directors (the "Board") of Eagle Bulk Shipping Inc. (the "Company"). On April 16, 2007, Michael Mitchell declined to stand for re-election when his current term as a director expires in May 2007. On April 16, 2007, upon the recommendation of the Nominating & Governance Committee of the Board, the Board elected each of Jon Tomasson and Alexis P. Zoullas as directors. Mr. Tomasson will serve as a Class I director and Mr. Zoullas will serve as a Class III director. Mr. Zoullas is the brother of Sophocles N. Zoullas, the Chief Executive Officer of the Company.

Item 8.01. Other Events.

     On April 18, 2007, the Company issued a press release announcing that the Board has declared a cash dividend on its common stock for the first quarter of 2007 of $0.50 per share payable on or about May 3, 2007, to all shareholders of record as of April 30, 2007. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.



Item 9.01. Financial Statements and Exhibits.

(d)  Exhibits

     Exhibit No.        Description
     -------------      ----------------------------------------------
     99.1               Press Release, dated April 18, 2007.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized. EAGLE BULK SHIPPING INC.

                                    By:      /s/ Sophocles N. Zoullas
                                             -------------------------------
                                             Name:    Sophocles N. Zoullas
                                             Title:   Chief Executive Officer


Date: April 18, 2007


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